Exhibit 99

MASCO CORPORATION REPORTS FIRST QUARTER 2022 RESULTS

Highlights

•Sales increased 12 percent to $2,201 million; in local currency, sales increased 13 percent
•Operating profit was $353 million and operating margin was 16.0 percent; adjusted operating profit was $356 million and adjusted operating margin was 16.2 percent
•Earnings per share increased 185 percent to $0.97 per share; adjusted earnings per share increased 7 percent to $0.95 per share
•Repurchased 6.1 million shares for $364 million
•Anticipate 2022 earnings per share in the range of $4.12 - $4.32 per share, and on an adjusted basis, in the range of $4.15 - $4.35 per share, an increase from previously announced expectation of $4.10 - $4.30 per share

LIVONIA, Mich. (April 27, 2022) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its first quarter results.

2022 First Quarter Results

•On a reported basis, compared to first quarter 2021:
•Net sales increased 12 percent to $2,201 million; in local currency and excluding acquisitions and divestitures, net sales increased 14 percent
•In local currency, North American sales increased 14 percent and international sales increased 12 percent
•Gross margin decreased 350 basis points to 32.0 percent from 35.5 percent
•Operating profit decreased 3 percent to $353 million
•Operating margin decreased 250 basis points to 16.0 percent from 18.5 percent
•Net income increased to $0.97 per share, compared to $0.34 per share
•Compared to first quarter 2021, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margin decreased 350 basis points to 32.1 percent from 35.6 percent
•Operating profit decreased 3 percent to $356 million from $366 million
•Operating margin decreased 240 basis points to 16.2 percent from 18.6 percent
•Net income increased 7 percent to $0.95 per share from $0.89 per share
•Liquidity at the end of the first quarter was $1,216 million (including availability under our revolving credit facility)
•Plumbing Products’ net sales increased 9 percent; in local currency and excluding acquisitions and divestitures, sales increased 12 percent
•Decorative Architectural Products’ net sales increased 17 percent

“We achieved solid first quarter results,” said Masco President and CEO, Keith Allman. “We delivered strong sales growth of 12 percent and increased adjusted earnings per share by 7 percent. We also furthered our capital deployment by returning $431 million to shareholders through dividends and share repurchases during the quarter.”

“We are off to a strong start in 2022,” continued Allman. “Demand for our products remains healthy, and we are executing well to offset ongoing inflation while still driving volume growth. With this continued solid demand and our strong first quarter performance, we now anticipate our adjusted earnings per share for 2022 to be in the range of $4.15 to $4.35 per share, increased from our previous expectation of $4.10 to $4.30 per share,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The first quarter 2022 supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Detail

A conference call regarding items contained in this release is scheduled for Wednesday, April 27, 2022 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 549-7577 and from outside the U.S. at (442) 275-1712. Please use the conference identification number 8072369. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 8072369. The telephone replay will be available approximately two hours after the end of the call and continue through May 27, 2022.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the duration of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer discretionary spending, our employees and our supply chain, the cost and availability of materials, our dependence on third-party suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and risks associated with cybersecurity vulnerabilities, threats and attacks. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months Ended March 31, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$2,201	$1,970
Cost of sales	1,497	1,270
Gross profit	704	700

Selling, general and administrative expenses	351	335
Operating profit	353	365

Other income (expense), net:
Interest expense	(25)	(202)
Other, net	(1)	(6)
	(26)	(208)
Income before income taxes	327	157

Income tax expense	75	43
Net Income	252	114

Less: Net income attributable to noncontrolling interest	19	20
Net income attributable to Masco Corporation	$233	$94

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.97	$0.34

Average diluted common shares outstanding	241	257

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2022 and 2021
(dollars in millions)

	Three Months Ended March 31,
	2022	2021
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,201	$1,970

Gross profit, as reported	$704	$700
Rationalization charges	3	1
Gross profit, as adjusted	$707	$701

Gross margin, as reported	32.0%	35.5%
Gross margin, as adjusted	32.1%	35.6%

Selling, general and administrative expenses, as reported	$351	$335

Selling, general and administrative expenses as percent of net sales, as reported	15.9%	17.0%

Operating profit, as reported	$353	$365
Rationalization charges	3	1
Operating profit, as adjusted	$356	$366

Operating margin, as reported	16.0%	18.5%
Operating margin, as adjusted	16.2%	18.6%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months Ended March 31, 2022 and 2021
(in millions, except per common share data)

	Three Months Ended March 31,
	2022	2021
Income Per Common Share Reconciliations

Income before income taxes, as reported	$327	$157
Rationalization charges	3	1
Pension costs associated with terminated plans	—	9
(Earnings) from equity investments, net	—	(2)
Loss on extinguishment of debt	—	168
Fair value adjustment to contingent earnout obligation (1)	4	—
(Gain) on sale of business (2)	(2)	—
Income before income taxes, as adjusted	332	333
Tax at 25% rate	(83)	(83)
Less: Net income attributable to noncontrolling interest	19	20
Net income, as adjusted	$230	$230

Net income per common share, as adjusted	$0.95	$0.89

Average diluted common shares outstanding	241	257

(1) Represents expense from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH (“Hüppe”).

Outlook for the Twelve Months Ended December 31, 2022

	Twelve Months Ended December 31, 2022
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$4.12	$4.32
Rationalization charges	0.03	0.03
Fair value adjustment to contingent earnout obligation (1)	0.01	0.01
(Gain) on sale of business (2)	(0.01)	(0.01)
Allocation to participating securities per share (3)	0.00	0.00
Net income per common share, as adjusted	$4.15	$4.35

(1) Represents expense from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe.
(3) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards as well as an allocation to redeemable noncontrolling interest in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
March 31, 2022 and December 31, 2021
(dollars in millions)

	March 31, 2022	December 31, 2021
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$479	$926
Receivables	1,502	1,171
Inventories	1,340	1,216
Prepaid expenses and other	107	109
Total Current Assets	3,428	3,422

Property and equipment, net	892	896
Goodwill	565	568
Other intangible assets, net	379	388
Operating lease right-of-use assets	195	187
Other assets	109	114
Total Assets	$5,568	$5,575

Liabilities
Current Liabilities:
Accounts payable	$1,114	$1,045
Notes payable	273	10
Accrued liabilities	749	884
Total Current Liabilities	2,136	1,939

Long-term debt	2,946	2,949
Noncurrent operating lease liabilities	179	172
Other liabilities	407	437
Total Liabilities	5,668	5,497

Redeemable noncontrolling interest	21	22

Equity	(121)	56
Total Liabilities and Equity	$5,568	$5,575

	As of March 31,
	2022	2021
Other Financial Data
Working Capital Days
Receivable days	54	54
Inventory days	90	76
Payable days	67	68
Working capital	$1,728	$1,328
Working capital as a % of sales (LTM)	20.1%	17.5%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Three Months Ended March 31, 2022 and 2021
(dollars in millions)

	Three Months Ended March 31,
	2022	2021
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$334	$323
Working capital changes	(561)	(412)
Net cash for operating activities	(227)	(89)

Cash Flows From (For) Financing Activities:
Retirement of notes	—	(1,326)
Purchase of Company common stock	(364)	(303)
Proceeds from revolving credit borrowings, net	263	—
Cash dividends paid	(67)	(36)
Issuance of notes, net of issuance costs	—	1,481
Debt extinguishment costs	—	(160)
Proceeds from the exercise of stock options	1	—
Employee withholding taxes paid on stock-based compensation	(17)	(14)
Decrease in debt, net	(3)	(1)
Net cash for financing activities	(187)	(359)

Cash Flows From (For) Investing Activities:
Capital expenditures	(27)	(30)
Proceeds from disposition of businesses, net of cash disposed	2	—
Other, net	(1)	5
Net cash for investing activities	(26)	(25)

Effect of exchange rate changes on cash and cash investments	(7)	(13)

Cash and Cash Investments:
Decrease for the period	(447)	(486)
At January 1	926	1,326
At March 31	$479	$840

	As of March 31,
	2022	2021
Liquidity
Cash and cash investments	$479	$838
Revolver availability	737	1,000
Total Liquidity	$1,216	$1,838

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months Ended March 31, 2022 and 2021
(dollars in millions)

	Three Months Ended March 31,
	2022	2021	Change
Plumbing Products
Net sales	$1,359	$1,249	9%

Operating profit, as reported	$228	$252
Operating margin, as reported	16.8%	20.2%

Rationalization charges	—	1
Operating profit, as adjusted	228	253
Operating margin, as adjusted	16.8%	20.3%

Depreciation and amortization	24	26
EBITDA, as adjusted	$252	$279

Decorative Architectural Products
Net sales	$842	$721	17%

Operating profit, as reported	$155	$142
Operating margin, as reported	18.4%	19.7%

Rationalization charges	2	—
Accelerated depreciation related to rationalization activity	1	—
Operating profit, as adjusted	158	142
Operating margin, as adjusted	18.8%	19.7%

Depreciation and amortization	8	10
EBITDA, as adjusted	$166	$152

Total
Net sales	$2,201	$1,970	12%

Operating profit, as reported - segment	$383	$394
General corporate expense, net	(30)	(29)
Operating profit, as reported	353	365
Operating margin, as reported	16.0%	18.5%

Rationalization charges - segment	2	1
Accelerated depreciation related to rationalization activity	1	—
Operating profit, as adjusted	356	366
Operating margin, as adjusted	16.2%	18.6%

Depreciation and amortization - segment	32	36
Depreciation and amortization - other	2	7
EBITDA, as adjusted	$390	$409
  Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months Ended March 31, 2022 and 2021
(dollars in millions)

	Three Months Ended March 31,
	2022	2021	Change
North American
Net sales	$1,734	$1,529	13%

Operating profit, as reported	$300	$308
Operating margin, as reported	17.3%	20.1%

Rationalization charges	2	1
Accelerated depreciation related to rationalization activity	1	—
Operating profit, as adjusted	303	309
Operating margin, as adjusted	17.5%	20.2%

Depreciation and amortization	20	23
EBITDA, as adjusted	$323	$332

International
Net sales	$467	$441	6%

Operating profit, as reported	$83	$86
Operating margin, as reported	17.8%	19.5%

Depreciation and amortization	12	13
EBITDA	$95	$99

Total
Net sales	$2,201	$1,970	12%

Operating profit, as reported - segment	$383	$394
General corporate expense, net	(30)	(29)
Operating profit, as reported	353	365
Operating margin, as reported	16.0%	18.5%

Rationalization charges - segment	2	1
Accelerated depreciation related to rationalization activity	1	—
Operating profit, as adjusted	356	366
Operating margin, as adjusted	16.2%	18.6%

Depreciation and amortization - segment	32	36
Depreciation and amortization - other	2	7
EBITDA, as adjusted	$390	$409
Historical information is available on our website.